Exhibit 23.1
                                                             ------------

                   CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Touchstone Applied Science Associates, Inc. Amended and Restated Directors Stock Option Plan of our report dated December 20, 2002, with respect to the consolidated financial statements of Touchstone Applied Science Associates, Inc. in its Annual Report on
Form 10-KSB for the year ended October 31, 2002, filed with the Securities and Exchange Commission.

                                           /s/ LAZAR, LEVINE & FELIX LLP

New York, New York
October 31, 2003